SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BERKSHIRE ENERGY RES

          GAMCO INVESTORS, INC.
                                11/30/99            6,000            35.1250
                                11/30/99              500            35.1250
                                11/30/99           14,100            35.0271
                                11/29/99            4,000            35.1250
                                11/29/99            3,300            35.1250
                                11/26/99              300            35.1250
                                11/26/99            1,000            35.0625
                                11/26/99            1,300            35.0481
                                11/24/99            1,400            35.1250






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.